Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Digital Brands Group, Inc. on Form S-8 of our audit report dated October 7, 2019, except for note 1, as to which the date is December 29, 2020 relating to the financial statements of Bailey 44, LLC as of December 31, 2018, and for the year then ended appearing in the Registration Statement on Form S-1 as amended and filed (File No. 333-255193) with the Securities and Exchange Commission.

/s/ Moss Adams LLP

May 18, 2021

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